EXHIBIT 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. Section 1350, that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:  November 3, 2006

By /s/ MICHAEL N. VITTORIO
MICHAEL N. VITTORIO
PRESIDENT & CHIEF EXECUTIVE OFFICER
(principal executive officer)

By /s/ MARK D. CURTIS
MARK D. CURTIS
SENIOR VICE PRESIDENT AND TREASURER
(principal financial and accounting officer)

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